UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Montreign Operating Company, LLC (“Montreign”), a wholly-owned subsidiary of Empire Resorts, Inc. (“Empire” and, together with Montreign, the “Company”), has engaged Credit Suisse Securities (USA) LLC (“CS Securities”) to act as bookrunner and lead arranger for a credit facility (the “Credit Facility”) to finance the development of Montreign’s resort casino in Sullivan County, New York (the “Casino Project”). CS Securities has agreed to use its commercially reasonable efforts to arrange a syndicate of lenders with respect to such Credit Facility. There can be no assurance that the Credit Facility will be consummated on terms and conditions acceptable to the Company.

In addition, Montreign is in discussions with affiliates of the beneficiaries of Kien Huat Realty III Limited (the “Kien Huat Affiliates”), Empire’s largest stockholder, to use the trademarks related to the “Resorts World” name in relation to the Casino Project. There can be no assurance that the parties will reach a mutually agreeable formal agreement. In addition, any such agreement, and the parties thereto, may be subject to approval by the New York State Gaming Commission, which has authority over the development and operation of the Casino Project.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the actual results, performance or achievements of the Company may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expression, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management team based on the experience of management operating other hotel and gaming facilities and gaming industry consultants, are inherently uncertain. Those same experiences which form the basis of many of the assumptions included in the 8-K may be inapplicable or simply turn out to be mistaken. All statements in this 8-K regarding our business strategy, future operations, financial position, prospects, construction plan, business plans and objectives, as well as information concerning industry trends and expected actions of third parties, are forward-looking statements. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict.

The following factors, among others, could cause actual results to differ materially from those set forth in this 8-K:

•	Levels of spending in business and leisure segments as well as consumer confidence;
•	Difficulties and/or delays in construction of the Casino Project due to inclement weather, issues related to materials and labor or other reasons;
•	Changes in the scope, cost, or timing of the development and construction of the Casino Project, which could substantially increase our construction costs or delay opening;
•	Relationships with associates and labor unions and changes in labor law;

•	The financial condition of, and our relationships with, third-party property owners and hospitality venture partners, including the ability to enter into branding agreements with Kien Huat Affiliates;
•	Risk associated with the introduction of new brand concepts;
•	Changes in the competitive environment in our industry and the markets where we operate;
•	Changes in federal, state or local tax law;
•	General volatility of the capital markets and the ability of the Company to access the capital markets to secure necessary financing;
•	Our levels of leverage and ability to meet our debt service and other obligations;
•	Lack of history of earnings;
•	The financial performance of the Casino Project;
•	Our dependence on a single gaming site;
•	Competition from existing gaming properties or the development of new competitive gaming properties;
•	Difficulties in recruiting, training and retaining qualified employees, including casino management personnel;
•	Changes in gaming laws and the adoption of relevant regulations, including their interpretation or application;
•	Failure to maintain and renew, or the loss of, any license or permit required under gaming laws to be maintained by the Company or any vendor, agreement party or related party, including our gaming facility license, or construction or operating permits and approvals required under applicable laws;
•	Failure to obtain or delay in obtaining a liquor license;
•	Inability or failure to obtain furniture, furnishings and equipment financing;
•	The outcome of existing and future tax controversies; and
•	Inability to obtain credit financing on terms and conditions acceptable to the Company;

A more complete description of these risks and uncertainties can be found in other filings of the Company with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date hereof or as otherwise specified herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2016

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer

4